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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)     OCTOBER 29, 2008
                                                         ----------------------


                              I/OMAGIC CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                       000-27267                33-0773180
----------------------------            ---------                ----------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                       4 MARCONI, IRVINE, CALIFORNIA 92618
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code         (949) 707-4800
                                                  ------------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
                  (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 29, 2008, I/OMagic Corporation (the "Company") entered into a Sale of Accounts and Security Agreement (the "Agreement") dated as of October 24, 2008 with Rexford Funding, LLC ("Lender"), which provides for an accounts receivable-based credit facility.

         The credit facility allows the Company to sell accounts receivable to Lender subject to a maximum amount equal to $1.0 million. The purchase price for each purchased account is to equal the net invoice amount less Lender's commission. Lender is entitled to a factoring commission equal to 0.033% of the gross invoice amount of each purchased account receivable and an additional 0.033% for each day the account receivable remains outstanding and unpaid.

         Lender, in its sole and absolute discretion, may from time to time advance the Company funds against the purchase price of the accounts receivable in an amount of up to 75% (except as to accounts receivable of Staples which shall be up to 60%) of the aggregate purchase price of the purchased accounts receivable, subject to customary reductions, including those based on (i) disputed accounts receivable, (ii) any accounts receivable from a customer whom Lender deems not credit worthy, (iii) any accounts receivable unpaid in excess of 60 days, (iv) any accounts receivable from a past-due customer when 25% or more accounts receivable from that customer are unpaid in excess of 60 days, (v) any accounts receivable which Lender deems, in its sole and absolute discretion, are ineligible, and (vi) any fees, actual or estimated, that are chargeable to the Company's reserve account as to the credit facility. Lender is entitled to interest charges on all advances at a rate equal to the Prime Rate plus 1.00%, but in no case less than 5.50%.

         The Agreement has an initial term through April 30, 2009 with automatic six month extensions unless either party terminates the Agreement at least 60 but not more than 90 days prior to the end of the initial term or any renewal term. At all times Lender has the right to terminate the Agreement upon 30 days prior notice.

         If the Company terminates the Agreement prior to end of the initial term or any renewal term, the Company will be subject to an early termination fee equal to Lender's average monthly commission and/or deficiency charges for the preceding six month period, or the entire period from the date of the Agreement if the preceding period is less than six months, multiplied by the number of months remaining in the initial term or applicable renewal term.

         The obligations of the Company under the Agreement are secured by the Company's accounts receivable and all proceeds thereof and, with respect thereto, all chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, letters of credit, letter of credit rights and all supporting obligations.

         The Agreement also contains other customary representations, warranties, covenants and terms and conditions.

         The obligations of the Company under the Agreement are guaranteed by the Company's wholly-owned subsidiary, IOM Holdings, Inc. (the "Subsidiary") pursuant to a Continuing Guaranty (the "Guaranty") by the Subsidiary in favor of Lender. The Guaranty contains customary representations, warranties, covenants and terms and conditions.


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         Copies of the Agreement and the Guaranty are attached hereto as
Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference. The foregoing descriptions of the Agreement and the Guaranty are qualified in their entirety by reference to the full text of the Agreement and the Guaranty.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated herein by this reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  None.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  None.

         (c)      Shell Company Transactions.
                  ---------------------------

                  None.

         (d)      Exhibits.
                  ---------

                  Number   Description
                  ------   -----------

                  10.1 Sale of Accounts and Security Agreement dated October 24, 2008 between I/OMagic Corporation and Rexford Funding, LLC

                  10.2 Continuing Guaranty dated October 24, 2008 by IOM Holdings, Inc. in favor of Rexford Funding, LLC


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2008            I/OMAGIC CORPORATION


                                   By: /S/ THOMAS L. GRUBER
                                       -----------------------------------------
                                       Thomas L. Gruber, Chief Financial Officer


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                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         10.1 Sale of Accounts and Security Agreement dated October 24, 2008 between I/OMagic Corporation and Rexford Funding, LLC

         10.2 Continuing Guaranty dated October 24, 2008 by IOM Holdings, Inc. in favor of Rexford Funding, LLC